SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant             [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Medifast, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


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4)   Proposed maximum aggregate value of transaction:


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5)   Total fee paid:


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[_]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)   Amount previously paid:____________________________________________________

2)   Form, Schedule or Registration Statement No.:______________________________

3)   Filing Party:______________________________________________________________

4)   Date Filed:________________________________________________________________

                                 MEDIFAST INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 14, 2001


To the Stockholders:

     The Annual Meeting of stockholders of Medifast, Inc., a Delaware corporation (the "Company"), will be held at Jason Pharmaceuticals, Inc. 11445 Cronhill Drive, Owings Mills, Maryland 21117 on Thursday, June 14, 2001, at 2:00 P.M., Eastern Time, for the following purposes:

     (1) To elect five Directors of the Company, each of whom is to hold office until the next Annual Meeting of Stockholders and until the due election and qualification of his successor.

     (2) To approve the re-appointment of Wooden & Benson, Chartered, as the Company's independent auditors for the fiscal year ending December 31, 2001.

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 23, 2001 will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

     If you cannot personally attend the meeting, it is requested that you promptly fill in, sign, and return the proxy submitted to you herewith.


                                      By Order of the Board of Directors,




Dated:  April 30, 2001

                                 MEDIFAST, INC.

                            -----------------------

                                PROXY STATEMENT

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Medifast Inc., a Delaware corporation (the "Company" or "Medifast"), to be voted at the Annual Meeting of Stockholders (the "Meeting") scheduled to be held at Jason Pharmaceuticals, Inc. 11445 Cronhill Drive, Owings Mills, Maryland 21117 on Thursday, June 14, 2001, at 2:00 P.M., Eastern Time, and at any adjournments thereof.

     Only stockholders of record as of the close of business on April 23, 2001* are entitled to notice of and to vote at the Meeting or any adjournment thereof. On that date, the Company had outstanding 6,524,531 shares of Common Stock, par value $.01 per share (the "Common Stock") and 552,757 shares of Series "B" Preferred Convertible Stock (the "Preferred Stock"). Each share of Common Stock is entitled to one vote, and each share of Series "B" Preferred Stock is entitled to 4 votes. Total voting power equals to 8,735,559 votes eligible at the Annual Meeting.

     Each form of proxy which is properly executed and returned to the Company will be voted in accordance with the directions specified thereon, or, if no directions are specified, will be voted (i) for the election as Directors of the persons named herein under the caption "Election of Directors," and (ii) for the approval of the appointment of Wooden & Benson, Chartered as the Company's independent auditors for the fiscal year ending December 31, 2001. Any stockholder giving a proxy may revoke it at any time before it is exercised. Such revocation may be effected by voting in person or by proxy at the Meeting, by returning to the Company prior to the Meeting a proxy bearing a later date, or by otherwise notifying the Secretary of the Company in writing prior to the Meeting.

     The Company's executive offices are at 11445 Cronhill Drive, Owings Mills, Maryland 21117 and its telephone number is (410) 581-8042. This proxy statement and the accompanying proxy are first being distributed to the stockholders of the Company on or about April 30, 2001.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of March 31, 2001, information concerning the ownership of Common Stock and Preferred Stock by persons which, to the Company's knowledge, own beneficially more than 5% of the outstanding shares of Common Stock or Preferred Stock.

                                         Common Stock                % of
     Name and Address                  Beneficially Owned         Outstanding
     ----------------                  ------------------         -----------
     Bradley T. MacDonald ...........      1,755,000 (1)            27.00%
         11445 Cronhill Drive
         Owings Mills, MD  21117
     Warren H. Haber ................        462,500                 7.00%
         c/o Founder's Management
         New York City, NY  10021
     John L. Teeger .................        425,000                 6.50%
         c/o Founder's Management
         New York City, NY  10021

     * Record Date
                                      Series "B" Voting
                                   Preferred Convertible Stock          %  of
     Name and Address                  Beneficially Owned            Outstanding
     ----------------                  ------------------            -----------
     "DS" Capital Investors .......      552,757 (2)                     100%
         150 Broadway
         New York, NY  10038

----------
(1) Includes 215,000 shares which may be acquired by exercise of options exercisable within 60 days of the date hereof.

(2) On January 19, 2000, Medifast, Inc. closed a Private Placement Offering of 552,757 shares of Series "B" Voting Preferred Convertible Stock.


                             ELECTION OF DIRECTORS

     The Board of Directors recommends the election of the five nominees for Director listed below. The Directors to be elected are to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and shall have qualified. If for any reason any of said nominees shall become unavailable for election, proxies will be voted for a substitute nominee designed by the Board, but the Board has no reason to believe that this will occur. Directors of the Company are elected by a plurality of the votes cast at a meeting of Stockholders.

INFORMATION CONCERNING NOMINEES

The name and age of each nominee and the year he/she became a Director of the Company, according to information furnished by each, is as follows:

                                                                          FIRST
                                                                        BECAME A
NAME                                                           AGE      DIRECTOR
----                                                           ---      --------
Bradley T. MacDonald*.......................................   53         1996
Donald F. Reilly............................................   53         1998
Michael C. MacDonald*.......................................   47         1999
Scott Zion*.................................................   49         1999
Kristina DeSantis...........................................   31         2000

---------------
* Member of the Executive Committee.

     BRADLEY T. MACDONALD became Chairman of the Board and Chief Executive Officer of Medifast, Inc. on January 28, 1998. Prior to joining the Company, he was appointed as Program Director of the U.S. Olympic Coin Program of the Atlanta Centennial Olympic Games. Mr. MacDonald was previously employed by the Company as its Chief Executive Officer from September, 1996 to August, 1997. From 1991 through 1994, Colonel MacDonald returned to active duty to be Deputy Director and Chief Financial Officer of the Retail, Food, Hospitality and Recreation Businesses for the United States Marine Corps. Prior thereto, Mr. MacDonald served as Chief Operating Officer of the Bonneau Sunglass Company, President of Pennsylvania Optical Co., Chairman and CEO of MacDonald and Associates, which had major financial interests in a retail drug, consumer candy, and pilot sunglass companies. Mr. MacDonald was national president of the Marine Corps Reserve Officers Association and retired from the United States Marine Corps Reserve as a Colonel in 1997, after 27 years of service. He also serves on the Board of Directors of the Wireless Accessories Group (OTCBB:
WIRX).

     REVEREND DONALD FRANCIS REILLY, O.S.A., a Director, holds a Doctorate in Ministry (Counseling) from New York Theological and an M.A. from Washington Theological Union as well as a B.A. from Villanova University. Reverend Don Reilly was ordained a priest in 1974. His assignments included Associate Pastor, pastor at St. Denis, Havertown, Pennsylvania, Professor at Villanova University, Personnel Director of the Augustinian Province of St. Thomas of Villanova, Provincial Counselor, Founder of SILOAM Ministries where he ministers and counsels HIV/AIDS patients and caregivers. He is currently on the Board of Directors of Villanova University, is President of the board of "Bird Nest" in Philadelphia, Pennsylvania and is Board Member of Prayer Power.

     MICHAEL C. MACDONALD, a Director, is a corporate officer, the President, North American Solutions Group for the Xerox Corporation. Mr. MacDonald's former positions at Xerox Corporation include executive positions in the sales and marketing areas. He is currently on the Board of Trustees of Rutgers University and a Director of the Jimmy V Foundation. Mr. MacDonald is the brother of Bradley T. MacDonald, the CEO of the Company.

     KRISTINA DESANTIS, a Director, is an Executive who manages the recruitment processes at Linklaters & Alliance. She also worked at Goldman, Sachs & Co., Asset management Division. Formerly employed at Brown Brothers Harriman & Co. as an Administrative Manager where she aided the work of six Research Analysts, researched potential investor companies by processing analytical data, coordinated and assisted in presentations. She also worked at Livecchi Eye Associates as an Independent Marketing Manager. She is a former varsity athlete and distinguished graduate of Dominican College with extensive knowledge of corporate wellness programs.

     SCOTT ZION, a Director, received a Bachelor of Arts Degree from Denison University Granville, Ohio. Mr. Zion is currently Senior Vice President of Santen, Inc, Napa, California. Mr. Zion was formerly employed at Akorn, Inc., an ophthalmologic distribution company, as Senior Vice President and General Manager. He also was employed at Pilkington Barnes Hind, in Sunnyvale, California as Senior Vice President-North American Sales and Senior Vice President U.S. Sales and Marketing. Prior to that, he was the Sales Director for Mead Johnson/Bristol Myers Squibb for over 20 years. Mr. Zion, an expert in nutritional products, was also a Mead Johnson Regional Director for the Pacific and Southwestern regions of the United States, a District Sales Manager in Chicago and a Sales Representative, successfully generating sales and profits from pharmaceutical and nutritional products.

MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 2000 ("Fiscal 2000"), the Board of Directors held three (3) meetings, including those in which matters were adopted by unanimous written consent. The Board has an Audit Committee, an Executive Committee, and a Compensation Committee.

     The Audit Committee of the Board of Directors consists of Rev. Donald Reilly, O.S.A. and Ms. Kristina DeSantis. It held three (3) meetings during fiscal year 2000. The duties and responsibilities of the Audit Committee include, among other things, review of the Company's financial statements, consideration of the nature and scope of the work to be performed by the Company's independent auditors, discussion of the results of such work, the receipt from such auditors of their letters to management which evaluate (as part of their annual audit of the Company's financial statements) the internal accounting control systems of the Company and meeting with representatives of management to discuss particular areas of the Company's operations.

     Messrs. Michael MacDonald, Scott Zion, and Bradley MacDonald are members of the Executive Committee. The Committee meets periodically during the year to develop and review strategic operational and management policies for the Company. The Committee held three meetings during fiscal year 2000.

     The Compensation Committee of the Board of Directors held one (1) meeting during fiscal year 2000. The members are Mr. Michael MacDonald and Mr. Scott Zion. No decisions on Mr. Bradley T. MacDonald's salary compensation have been considered by the current Committee. The Committee approved the issue of 1,000,000 shares of stock at par value as consideration for Mr. MacDonald providing a personal guarantee so the Company could finance its operations on more favorable conditions since it had a "going concern" opinion in fiscal year 1999.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's Directors and officers, and any person who owns more than ten percent of the Company's Common Stock (collectively, "Reporting Persons"), to file reports of their ownership and changes in ownership of Common Stock with the Commission. Reporting Persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon a review of copies of such reports furnished to the Company, and written representations that certain reports were not required, the Company believes that all of its Reporting Persons filed on a timely basis all reports required by Section 16(a) of the Exchange Act during or with respect to the year ended December 31, 2000.

                     BOARD REPORT ON EXECUTIVE COMPENSATION

     The compensation of the company's executive officers has been determined by agreements negotiated prior to their employment. The Compensation and Stock Options committee (the "Committee") is authorized to review and make recommendation to the Board as to the compensation in cash or other forms for its executive officers. Its compensation policy will be to provide for base salaries which are comparable to the compensation paid to executive officers of equivalent competency and responsibilities by companies of comparable size and capitalization both in and out of the nutraceutical industry. The Committee also intends to provide for the payment of cash bonuses to executive officers and stock options, as an incentive to remain with the Company and enhance shareholder value. It is also intended to be used when the Company attains favorable operating results.

     The Committee believes that the Company's stock option program, as it has been in the past, should be used as a means to conserve cash in rewarding key consultants, executives, and key employees for good or exceptional performance; the performance of increased responsibilities, improved performance independent of operating results, loyalty and seniority.

     In the year ending December 31, 2000, the Committee did not make any recommendations to the Board with regard to the compensation of the Chief Executive Officer since all compensation received by the Chief Executive Officer is currently set forth in an Employment Agreement entered into by the Chief Executive Officer in 1998. (See "Employment Agreements" on page 5). The Committee recommended and the Board approved the issue of 1,000,000 shares of stock at par value as consideration for Mr. MacDonald providing a personal guarantee so the Company could finance its operations on more favorable conditions since it had a "going concern" opinion in fiscal year 1999. The Compensation and Stock Option Committee have two members, Mr. Michael C. MacDonald and Mr. Scott Zion.

                            DIRECTORS' COMPENSATION

     The Company is authorized to pay a fee of $300 for each meeting attended by its Directors who are not executive officers. It reimburses those who are not employees of the Company for their expenses incurred in attending meetings. Independent Directors claimed $1,275.00 in Director's fees and/or expenses in 2000. See "Executive Compensation - Stock Options" for stock options granted under the 1993 Plan to the Directors.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information as to the compensation of the Chief Executive Officer of the Company and each other executive officer who received compensation in excess of $100,000 for 2000, 1999, or 1998.

                                Annual Compensation
                                -------------------
                                                          Value of Common                      Other
                                         Salary   Bonus   Stock Issued In      Option         Annual
Name                            Year       ($)     ($)     Lieu of Cash        Awards      Compensation
----                            ----    --------   ---     ------------       -------      ------------
Bradley T. MacDonald .........  2000    $120,872   (0)     $  1,000 (1)       100,000            0
Chairman of the Board & CEO ..  1999    $125,000   (0)     $ 25,000 (2) (3)    15,000            0
 .............................  1998    $100,000   (0)     $ 50,000 (2) (3)   100,000            0

-------------
(1) The Board of Directors granted Mr. MacDonald and his family 1,000,000 shares of stock at par value ($.001) for providing a personal guarantee for the financial package of almost $850,000 and in recognition of his efforts to attract financing and returning the Company to profitability. The stock issued is part of the personal guarantee collateral for the Jason Pharmaceuticals Inc. loans and is restricted for two years, There is little economic value of the stock to Mr. Mac Donald until the loans are paid off and the restrictions removed. Mr. MacDonald did not take his contract amount of salary due to other cash requirements.

(2) Compensation Committee and Board approved payment in stock in lieu of cash at average 30-day stock price at fiscal year end 1998 and in June of 1999.

(3) Mr. MacDonald's 1999 and 1998 annual compensation is authorized at $150,000. Due to cash flow problems, the Board paid his compensation in 1998 at $100,000 cash and 25,000 shares of stock issued in lieu of cash, and in 1999 at $125,000 in cash with 33,000 shares of stock issued in lieu of cash.


EMPLOYMENT AGREEMENTS

     Mr. MacDonald's employment agreement signed in 1998 continues in effect with no changes.

STOCK OPTIONS

     The Company's 1993 Employee Stock Option Plan (the "Plan"), as amended in July 1995 and again in December 1997, authorizes the issuance of options for 700,000 shares of Common Stock. The Plan authorizes the Board of Directors or a Stock Option Committee appointed by the Board to grant incentive stock options and non-incentive stock options to officers, key employees, directors, and independent consultants, with directors who are not employees and consultants eligible only to receive non-incentive stock options.

     The following tables set forth pertinent information as of December 31, 2000 with respect to options granted under the Plan since the inception of the Plan to the persons set forth under the Summary Compensation Table, all current executive officers as a group, all current Directors who are not executive officers as a group and all employees of the Company. In addition, a chart listing all option holders, grants made in FY 00, and a list of aggregated options and the value of these options, is provided.

                                                     ALL CURRENT   ALL CURRENT
                                                      EXECUTIVE    INDEPENDENT
                                       BRADLEY T.     OFFICERS      DIRECTORS
                                     MACDONALD (1)   AS A GROUP     AS A GROUP
                                     -------------   ----------    -----------

Options granted ...................     215,000        241,000       170,000
Average exercise price ............       $0.90          $0.88         $0.55
Options exercised .................        --             --            --
Average exercise  price ...........        --             --            --
Shares sold .......................        --             --            --
Options unexercised as of 2/1/00 ..     215,000        234,000       170,000

(1) 100,000 options issued at $1.50 per share in 1996 have expired and are unexercised.

                                                                       APPROXIMATE 5 YR
                                                   FY 00 GRANTS @    POTENTIAL REALIZABLE   AGGREGATED     VALUE OF
                                                 PRICE & EXPIRATION   VALUE AT 10% ANNUAL    OPTIONS       OPTIONS
LIST OF OPTION HOLDERS                               MONTH/YEAR       STOCK APPRECIATION   THROUGH 2000  AS OF 12/31/00
----------------------                          --------------------  ------------------   ------------  --------------
Bradley T. MacDonald/Chairman ................  100,000 @ $.25  5/05       $.75              215,000           0
Scott Zion/Director ..........................   45,000 @ $.25  5/05       $.75               50,000           0
Rev. Donald Reilly/Director ..................   20,000 @ $.25  5/05       $.75               50,000           0
Michael C. MacDonald/Director ................   20,000 @ $.25  5/05       $.75               50,000           0
Kristina DeSantis/Director                       20,000 @ $.25  5/05       $.75               20,000           0
Paul Warren/Vice President                       25,000 @ $.25  5/05       $.75               26,000           0
Alan Silver, Silver & Silver/CPA .............   35,000 @ $.45  5/05       $.75               35,000           0
Steve & Susan Rade/Consultants ...............  150,000 @ $.25 11/05       $.75              150,000           0
Continental Financial Inc./Consultant ........   10,000 @ $.45 11/05       $.75               10,000           0
Ronald O. Hauge/Advisor to the Board .........   20,000 @ $.25  5/05       $.75               20,000           0

The Board will report no changes to the Compensation Committee.

     The following table provides information as to the value of the unexercised options held by the persons named in the Summary Compensation Table who are optionholders as of December 31, 2000 measured in terms of the closing bid price of the Company's Common Stock on such date:


                                    NUMBER OF SHARES          VALUE OF UNEXERCISED
                                 UNDERLYING UNEXERCISED          IN THE MONEY
                                 OPTIONS AS OF 12/31/00       OPTIONS ON 12/31/00
                                EXERCISABLE/UNEXERCISABLE  EXERCISABLE/ UNEXERCISABLE
                                -------------------------  --------------------------
Bradley T. MacDonald (1) ......         215,000/0                 $-0- /$-0-
Paul Warren ...................          26,000/0                 $-0- /$-0-

------------
*   On February 15, 2001 the closing bid price was $.45 on the NASDAQ OTC BB.

(1) Mr. MacDonald acquired no shares upon the exercise of options during 2000.


                                                 Sample Peer Group Industry Comparison of Stock Prices

                                                  February 15, 2001   February 15, 2000     $           %
Company                                              Stock Price        Stock Price       Change      Change
-------                                              -----------        -----------       ------      ------
Medifast (MDFT) ...............................         .45                 .4000           .05        12.5%
Natural Alternatives International, Inc. (NAII)        2.81                2.0312           .78        38.34%
Weider Nutrition (WNI) ........................        2.90                4.3125         (1.41)      (32.75)%
Pure World, Inc (PURW) ........................         .19                4.1875         (4.00)      (95.46)%
Twinlab Corporation (TWLB) ....................        2.19                7.6875         (5.50)      (71.51)%
Natures Sunshine Products, Inc. (NATR) ........        9.16                8.9062           .25         2.85%

                           Sample Peer Group for 2001 With Medifast, Inc. Change

                                            February 15, 2001    % Increase Over
Company                                        Stock Price            2000
-------                                     ----------------      --------------
Medifast (MDFT)............................       .45                  11%
Abbott Labs (ABT)..........................     47.74                  36%
Unilever (UL)..............................     31.48                  34%
Novartis (NVS).............................     42.05                  12%
Bristol Myers Squibb (BMY) ................     63.20                   2%


                                                          Index Comparison
                                                          ----------------
                                                           1997     2001
                                                           ----     ----
Adams Harkness & Hill Healthy Living Index.............    100 (1)   110
Medifast...............................................    100        33

Source:  Adams Harkness & Hill Healthy Living Index

     Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

(1)  $100 dollars invested in 1997 would return $110 in 2001.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information with respect to the beneficial ownership of shares of Common Stock as of December 31, 2000 of the Chief Executive Officer, each Director, each nominee for Director, each current executive officer named in the Summary Compensation Table under "Executive Compensation" and all executive officers and Directors as a group. The number of shares beneficially owned is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other person. Under such rules, "beneficial ownership" includes shares as to which the undersigned has sole or shared voting power or investment power and shares which the undersigned has the right to acquire within 60 days of April 30, 2001 through the exercise of any stock option or other right. Unless otherwise indicated, the named person has sole investment and voting power with respect to the shares set forth in the table.



                                                   NUMBER              % OF
NAME AND ADDRESS*                                OF SHARES          OUTSTANDING
-----------------                              ---------------      -----------
Bradley T. MacDonald........................   1,755,000 (1) (2)       27%
Paul E. Warren..............................      26,000               .6%
Donald F. Reilly............................      50,000 (3)           .8%
Michael C. MacDonald........................      50,000               .8%
Scott Zion..................................     250,000                4%
Kristina DeSantis...........................      20,000               .3%

Executive Officers and Directors as a group
     (6 persons)............................   2,151,000               33%

* The address is c/o Medifast, Inc., 11445 Cronhill Drive, Owings Mills, Maryland 21117

(1) Also, he purchased 140,000 shares in July, 1998 from the private placement; it includes 215,000 shares issuable upon exercise of options, which by their terms are currently exercisable or become exercisable within 60 days.

(2) Included 1,000,000 shares issued to Shirley D. MacDonald and Margaret E. MacDonald as part of Mr. & Mrs. MacDonald's personal guarantee of the most recent financial package in November, 2000. Mr. MacDonald is the beneficial owner of these shares.

(3) All independent directors shares issuable upon exercise of options, which by their terms are currently exercisable or become exercisable immediately.

                                 ANNUAL REPORT

     The Annual Report of the Company to the stockholders for the year ended December 31, 2000 on Form 10K immediately follows this Proxy Statement. No part thereof is incorporated by reference in this Proxy Statement.

     On written request, the Company will provide without charge to each record or beneficial holder of the Common Stock as of April 23, 2001, a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 as filed with the Securities and Exchange Commission. Requests should be addressed to Bradley T. MacDonald, c/o Medifast, Inc., 11445 Cronhill Drive, Owings Mills, Maryland 21117.

                               PROXY SOLICITATION

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited, personally or by telephone or telegraph, by officers, Directors and regular employees of the Company, who will not be specially compensated for this purpose. The Company will also request record holders of Common Stock who are securities brokers, custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of such stock, and will reimburse such brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding soliciting material.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Wooden & Benson, Chartered, certified public accountants, which has audited the Company's financial statements as of December 31, 2000 and for the year then ended, has been selected by management to audit the Company's financial statements for the current fiscal year. A representative of that firm is expected to be present or available by telephone at the Meeting with an opportunity to make a statement to the stockholders if he desires to do so, and will respond to appropriate questions. The Company will compensate Wooden & Benson $45,000 for the 2000 audit and an additional $6,000 for their quarterly 10-Q reviews. The Company paid Richard A. Eisner & Company, LLP $80,000 in 2000 to audit the 1999 financial statements and was compelled to pay an additional $18,000 to reissue the 1999 opinion for the most recent 10-KSB submitted to the SEC in March, 2001.

                                 OTHER MATTERS

     The Company is unaware of any matters, above, which will be brought before the Meeting other matters properly come before the Meeting, persons named in the accompanying form of proxy accordance with their judgment on such matters.

     Any proposals intended to be presented at the Meeting of Stockholders to be held in 2001 must be received by the Company for inclusion in the Company's proxy material no later than April 30, 2001.

     It is important that your proxy be returned promptly no matter how small or large your holding may be. Stockholders who do not expect to attend in person are urged to execute and return the enclosed form of proxy.


April 30, 2001

                                     PROXY

                                 MEDIFAST, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Bradley T. MacDonald with full power of substitution, as attorneys for and in the name, place and stead of the undersigned, to vote all the shares of the common stock of MEDIFAST INC., owned or entitled to be voted by the undersigned as of the record date, at the Annual Meeting of Stockholders of said Company scheduled to be held at Jason Pharmaceuticals, Inc, 11445 Cronhill Drive, Owings Mills, Maryland 21117, on Thursday, June 14, 2001 at 2:00 P.M., Eastern Time or at any adjournment or adjournments of said meeting, on the following proposals as indicated.

(1)  Election of Five Directors.

     [ ]  FOR All nominees (except as marked to the contrary below) [ ] WITHHOLD

Bradley T. MacDonald, Rev. Donald F. Reilly, O.S.A., Michael C. MacDonald, Scott Zion and Kristina DeSantis.

INSTRUCTION:   To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

(2) To approve the appointment of Wooden & Benson, Chartered as the Company's independent auditors for the fiscal year ending December 31, 2001.

     [   ] FOR      [   ] AGAINST      [   ] ABSTAIN

(3) To transact such other business as may properly come before the meeting or any adjournment thereof. (Please date and sign on reverse side).

     This proxy if properly executed and returned will be voted in accordance with the directions specified hereof. If no directions are specified, this proxy will be voted FOR the election of the Directors named above or their substitutes as designated by the Board of Directors and the proposal to amend the Stock Option Plan.


Dated: _______________________             ____________________________________
                                                Signature of Stockholder



                                           ____________________________________
                                              Signature of Co-Holder (if any)



     Please sign exactly as your name appears hereon and date. Joint owners should each sign. Trustees and fiduciaries should indicate the capacity in which they are signing.


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